Exhibit 99.1

Akoustis to Pursue Strategic Sale of its Business Through Voluntary Chapter 11 Process

Committed to Full Continuity in Delivering Next-Generation BAW High-Band RF Filters to Customers Around the World

Filing to Ensure Business Sold Free and Clear of Qorvo Infringement Following Final Judgement and
Required Cleansing Process

Charlotte, NC – DECEMBER 16, 2024 – Akoustis Technologies, Inc. (NASDAQ: AKTS) (“Akoustis” or the “Company”), an integrated device manufacturer (IDM) of patented bulk acoustic wave (BAW) high-band RF filters for mobile and other wireless applications, announced today that it has voluntarily filed for chapter 11 relief in the United States Bankruptcy Court for the District of Delaware (the “Court”) to provide the Company with the flexibility to complete its ongoing marketing and sale process while continuing to deliver for its valued customers around the world.

The voluntary chapter 11 filing follows the Company’s recent legal case with Qorvo, Inc., in which Akoustis was ordered to pay a total judgement of approximately $58 million in damages, fees, and interest related to allegations of trade secret misappropriation and patent infringement.

“In light of the final judgement, we have taken this strategic step to provide flexibility and allow us to continue operations while our sale process continues with momentum. Our priority is to ensure a seamless process for our customers, partners, and employees as we work to find partners who recognize the importance of our products, continued operations, and the central role we play in the RF wireless industry,” said Kamran Cheema, Chief Executive Officer of Akoustis. “We intend to leverage the court-supervised sale process to reaffirm that the business being sold is free and clear of any Qorvo infringement following the court-ordered cleansing process, which we firmly believe is the case.”

To anchor the sale process, Akoustis has entered into a stalking horse asset purchase agreement with Gordon Brothers Commercial & Industrial, LLC for the purchase of certain of the Company’s assets. Prior to the commencement of its chapter 11 cases, the Company engaged in discussions with interested parties regarding the Company’s continued operations through a potential sale of all or part of the Company’s businesses and assets. In response to such interest, the Company intends to use the court-supervised sale process to seek the highest or otherwise best bid for its assets.

The Company seeks to execute an organized sale process with sufficient time to obtain going concern qualified bids. Importantly, Akoustis continues to manage its operations efficiently with sufficient liquidity to continue to operate in the ordinary course of business during the court-supervised sale process. To ensure the continued operation of its business without interruption, Akoustis has filed customary “first day” motions in its chapter 11 cases. These motions, upon approval, will help facilitate the continued payment of employee wages and benefits, enable payments to critical vendors and other relief measures standard in these circumstances.

Additional information is available at https://cases.stretto.com/Akoustis. Stakeholders with questions may call the Company’s claims agent Stretto, toll-free at 855.316.4019 or 714.881.5615 if calling from outside the U.S. or Canada, or email at TeamAkoustis@stretto.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, each as amended, that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements about the Company’s plans to pursue a sale of the business or assets pursuant to chapter 11 of the U.S. Bankruptcy Code and the timing and structure of any such sales and ability to satisfy closing conditions; the Company’s intention to continue operations during the chapter 11 cases; the Company’s belief that the sale process will be in the best interest of the Company and its stakeholders; and other statements regarding the Company’s strategy and future operations, performance and prospects among others. Forward-looking statements include all statements that are not historical facts and typically are identified by use of terms such as: “may,” “might,” “would,” “will,” “should,” “could,” “project,” “expect,” “plan,” “strategy,” “anticipate,” “attempt,” “develop,” “help,” “believe,” “think,” “estimate,” “predict,” “intend,” “forecast,” “seek,” “potential,” “possible,” “continue,” “future,” and similar words (including the negative of any of the foregoing), although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward-looking statement contained in this press release, the Company cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements are neither historical facts nor assurances of future results, performance, events or circumstances. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions, and are subject to risks and uncertainties. These risks and uncertainties include any adverse outcomes of any motions or appeals against the Company, and other risks and uncertainties, including those more fully described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and subsequent Quarterly Reports on Form 10-Q, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, the risks associated with the potential adverse impact of the chapter 11 cases on the Company’s liquidity and results of operations; changes in the Company’s ability to meet its financial obligations during the pendency of the chapter 11 cases and to maintain contracts that are critical to its operations; the outcome and timing of the chapter 11 cases and any potential asset sale; the effect of the filing of the chapter 11 cases and any potential asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the chapter 11 cases or the Sale Transaction; uncertainty regarding obtaining Court approval of a sale of the Company’s assets or other conditions to the potential asset sale; and the timing or amount of any distributions, if any, to the Company’s stakeholders. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

Company Advisors

K&L Gates LLP is serving as legal counsel, Raymond James & Associates, Inc. is serving as investment banker, Getzler Henrich & Associates LLC is serving as financial advisor, and C Street Advisory Group is serving as strategic communications advisor.

About Akoustis Technologies, Inc.

Akoustis® (http://www.akoustis.com/) is a high-tech BAW RF filter solutions company that is pioneering next-generation materials science and MEMS wafer manufacturing to address the market requirements for improved RF filters — targeting higher bandwidth, higher operating frequencies and higher output power compared to legacy polycrystalline BAW technology. The Company utilizes its proprietary and patented XBAW® manufacturing process to produce bulk acoustic wave RF filters for mobile and other wireless markets, which facilitate signal acquisition and accelerate band performance between the antenna and digital back end. Superior performance is driven by the significant advances of poly-crystal, single-crystal, and other high purity piezoelectric materials and the resonator-filter process technology which enables optimal trade-offs between critical power, frequency and bandwidth performance specifications.

Akoustis owns and operates a 125,000 sq. ft. ISO-9001:2015 registered commercial wafer-manufacturing facility located in Canandaigua, NY, which includes a class 100 / class 1000 cleanroom facility — tooled for 150-mm diameter wafers — for the design, development, fabrication and packaging of RF filters, MEMS and other semiconductor devices. Akoustis Technologies, Inc. is headquartered in the Piedmont technology corridor near Charlotte, North Carolina.

About Gordon Brothers

Since 1903, Gordon Brothers has maximized liquidity through realizable asset value by providing the people, expertise and capital to solve business challenges. Our solutions-oriented approach across asset services, lending, financing and trading gives clients the insights, strategies and time to optimize asset values throughout the business cycle. We work across the full spectrum of assets globally with deep expertise in retail, commercial, industrial, brands and real estate. We are headquartered in Boston with over 30 offices across North America, Europe, the Middle East and Africa, and Asia Pacific.

Media Contact

C Street Advisory Group

Akoustis@thecstreet.com

Investor Contact

Kenneth Boller

Chief Financial Officer

(704)-274-3598

kboller@akoustis.com